                       MORGAN STANLEY PACIFIC GROWTH FUND
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        NOVEMBER 1, 2007 - APRIL 30, 2008

                                                        AMOUNT OF     % OF
                                   OFFERING    TOTAL     SHARES     OFFERING  % OF FUNDS
 SECURITY    PURCHASE/   SIZE OF   PRICE OF  AMOUNT OF  PURCHASED  PURCHASED     TOTAL                      PURCHASED
 PURCHASED   TRADE DATE  OFFERING   SHARES    OFFERING   BY FUND    BY FUND     ASSETS       BROKERS           FROM
-----------------------------------------------------------------------------------------------------------------------

  Innolux                                                                                    ABN AMRO
  Display     11/01/07      --       $9.02    $1.35bn     22,493      0.01%     0.03%       Rothschild,   Credit Suisse
Corporation                                                                               Credit Suisse,
                                                                                          Morgan Stanley